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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-60298 of Primal Solutions, Inc. on Form S-8 of our report dated March 2, 2004, except for Notes 3 and 12, as to which the date is March 27, 2004, appearing in the Annual Report on Form 10-KSB of Primal Solutions, Inc. for the year ended December 31, 2003.

/s/ HASKELL & WHITE LLP

Irvine, California
March 30, 2004

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INDEPENDENT AUDITORS' CONSENT